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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                   Act of 1934

                Date of Report (Date of earliest event reported):
                               September 30, 1997



                        CAPSTONE PHARMACY SERVICES, INC.
             (Exact name of Registrant as specified in its charter)


        Delaware                     0-20606                        11-2310352
    ---------------                 ---------                       ----------
    (State or other                (Commission                      (Employer
    jurisdiction of                File Number)                  Identification
    incorporation)                                                   Number)


           9901 East Valley Ranch Parkway Suite 3001, Irving, TX 75063
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                    (Address of principal executive offices)


                                 (972) 401-1541
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              (Registrant's telephone number, including area code)


                                 Not applicable
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          (Former name or former address if changed since last report)

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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         The Registrant reports the following acquisition to inform its security holders:

         Pursuant to an Asset Purchase Agreement dated August 8, 1997, the Registrant acquired an institutional pharmacy services business in the Pennsylvania area, Med-Tec Pharmaceutical Services, Inc., a Pennsylvania corporation, through arm's-length negotiations with the acquired companies' shareholders, Harry Tractman and the Trust for the benefit of Elisa Tractman.

         The purchase price was approximately $14,900,000.00, payable in cash and an additional $1,400,000.00 payable in a promissory note. The cash utilized in this acquisition was obtained from the Registrant's credit facility with Bankers Trust Company.

         Closing of the acquisition occurred September 30, 1997. The Registrant intends to continue the acquired operations through a subsidiary.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (a) and (b) It is impracticable to provide the required financial statements of the acquired businesses described in Item 2 and pro forma financial information at this time. This information will be filed within 60 days.

         (c) Exhibits. The exhibits filed as a part of this Report are listed in the Index to Exhibits immediately following the signature page.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             CAPSTONE PHARMACY SERVICES, INC.



                                             By:  /s/ James D. Shelton
                                                 -------------------------
                                                 James D. Shelton
                                                 Chief Financial Officer



Date:    October 14, 1997


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                                  Exhibit Index

Exhibit No.



2* Asset Purchase Agreement dated August 8, 1997 by and between Registrant and Med-Tec Pharmaceutical Services, Inc., Harry Tractman and the Trust for the benefit of Elisa Tractman.

* A copy of the exhibit list to the Asset Purchase Agreement has been included. The exhibits have been omitted but the Registrant shall furnish supplementally a copy of any omitted exhibit to the Commission upon request.


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